                                                                    EXHIBIT 99.3

                                                        CASH FLOWS   PAGE 1 OF 2

CARCO/DCMOT AUTO LOAN MASTER TRUST:   RECONCILIATION OF CASH FLOWS
COLLECTION PERIOD: AUGUST 1, 2002 THROUGH AUGUST 31, 2002
ACCRUAL PERIOD: AUG 15, 2002 THROUGH SEPT 15, 2002
DISTRIBUTION DATE: SEPT 16, 2002


                                                                TRUST              SERIES          SERIES          SERIES
                                                                TOTALS             1996-1          1998-1          1999-2
                                                          ------------------  ------------------------------------------------
AMOUNTS AVAILABLE FOR DISBURSEMENT
Interest Collections from Seller                              47,609,167.81 *    3,481,772.19    3,481,772.19    4,178,126.62
Principal Collections from Seller                                      0.00 *            0.00            0.00            0.00
Investment Income on Accounts                                    131,495.71         11,498.73       11,498.73       13,799.02
Balances in Principal Funding Accounts                                 0.00              0.00            0.00            0.00
Balances in Reserve Fund Accounts                             16,978,500.00      1,750,000.00    1,750,000.00    2,100,000.00
Balances in Excess Funding Accounts                                    0.00              0.00            0.00            0.00
Balance in Yield Supplement Accounts                          17,404,000.00      2,000,000.00    2,000,000.00    2,400,000.00
Other Adjustments                                                      0.00              0.00            0.00            0.00
                                                          ------------------  ------------------------------------------------
                   TOTAL AVAILABLE                            82,123,163.52      7,243,270.92    7,243,270.92    8,691,925.64
                                                          ==================  ================================================

AMOUNTS DISBURSED
Pass-through Interest to Series Note/Certificateholders       13,190,597.78        851,111.11      826,666.67    1,018,666.67
Principal Due to Note/Certificateholders                               0.00              0.00            0.00            0.00
Principal to Funding Account                                           0.00              0.00            0.00            0.00
Move Funds to the Reserve Fund Accounts                       16,978,500.00      1,750,000.00    1,750,000.00    2,100,000.00
Move Funds to the Excess Funding Accounts                              0.00              0.00            0.00            0.00
Move Funds to the Yield Supplement Accounts                   17,404,000.00      2,000,000.00    2,000,000.00    2,400,000.00
Yield Supplement  & Reserve Account to Seller                          0.00 *            0.00            0.00            0.00
Service Fees to Seller                                         5,877,420.65 *      416,666.67      416,666.67      500,000.00
Defaulted Amounts to Seller                                      672,959.76 *       49,113.98       49,113.98       58,936.78
Excess Collections to Seller                                  27,999,685.33 *    2,176,379.16    2,200,823.60    2,614,322.20
Excess Funding Account Balance to Seller                               0.00 *            0.00            0.00            0.00
                                                          ------------------  ------------------------------------------------
                 TOTAL DISBURSEMENTS                          82,123,163.52      7,243,270.92    7,243,270.92    8,691,925.64
                                                          ==================  ================================================
                        Proof                                          0.00              0.00            0.00            0.00
                                                          ==================  ================================================





  SERIES           SERIES          SERIES          SERIES          SERIES          DCMOT
  1999-4           2000-A          2000-B          2000-C          2001-A          2002-A           OTHER
--------------------------------------------------------------------------------------------------------------
 3,511,030.78    5,222,658.28    3,488,735.73    3,481,772.19   6,963,544.37    13,799,755.47            0.00
         0.00            0.00            0.00            0.00           0.00             0.00
     8,500.34       17,248.96       11,521.55       11,498.73      22,998.93        22,930.71
         0.00            0.00            0.00            0.00           0.00             0.00
 1,750,000.00    2,625,000.00    1,753,500.00    1,750,000.00   3,500,000.00             0.00
         0.00            0.00            0.00            0.00           0.00             0.00
         0.00    3,000,000.00    2,004,000.00    2,000,000.00   4,000,000.00             0.00
         0.00            0.00            0.00            0.00           0.00             0.00            0.00
--------------------------------------------------------------------------------------------------------------
 5,269,531.12   10,864,907.24    7,257,757.28    7,243,270.92  14,486,543.30    13,822,686.18            0.00
==============================================================================================================


 2,679,166.67    1,253,333.33      828,320.00      822,222.22   1,640,000.00     3,271,111.11
         0.00            0.00            0.00            0.00           0.00             0.00
         0.00            0.00            0.00            0.00           0.00             0.00
 1,750,000.00    2,625,000.00    1,753,500.00    1,750,000.00   3,500,000.00             0.00
         0.00            0.00            0.00            0.00           0.00             0.00
         0.00    3,000,000.00    2,004,000.00    2,000,000.00   4,000,000.00             0.00
         0.00            0.00            0.00            0.00           0.00             0.00
   416,666.67      625,000.00      417,500.00      416,666.67     833,333.33     1,834,920.65
    49,113.98       73,670.97       49,212.21       49,113.98      98,227.96       196,455.92
   374,583.80    3,287,902.94    2,205,225.07    2,205,268.05   4,414,982.01     8,520,198.50            0.00
         0.00            0.00            0.00            0.00           0.00             0.00
--------------------------------------------------------------------------------------------------------------
 5,269,531.12   10,864,907.24    7,257,757.28    7,243,270.92  14,486,543.30    13,822,686.18            0.00
==============================================================================================================
         0.00            0.00            0.00            0.00           0.00             0.00            0.00
==============================================================================================================


------------------------------------------------------------------------
 * FUNDS TRANSFER TO/(FROM) BANK OF NEW YORK :
                                          (940,897.93)
------------------------------------------------------------------------
                                                     TO: JOHN BOBKO/ALLISON CLAN
                                                         THE BANK OF NEW YORK
                                                         (212) 815-4389/6372


                                                     FROM: PAUL GEKIERE
                                                           DAIMLERCHRYSLER
                                                           (248) 512-2758

                                                        CASH FLOWS   PAGE 2 OF 2



--------------------------------------------------------------------------------
INSTRUCTIONS TO BANK OF NEW YORK

     1. Receive funds from:
               Chrysler                                          $0.00
               Investment Income                            131,495.71
               Collection Account                        14,000,000.00 *
               Reserve & Yield Accounts                           0.00
               Balance in Excess Funding Account                  0.00
                                                      -----------------
                                                        $14,131,495.71
     2. Distribute funds to:
               Series Note/Certificate Holders          $13,190,597.78
               Chrysler                                     940,897.93
               Trust Deposit Accounts                             0.00
                                                      -----------------
                                                        $14,131,495.71

     3. Verify account balances in Collection, Funding, Reserve & Yield Supplement Accounts.

--------------------------------------------------------------------------------